                                                                    EXHIBIT 10.1

        AMENDMENT NO. 5 TO AMENDED AND RESTATED REDUCING REVOLVING LOAN
                                AGREEMENT AND WAIVER


          This Amendment No. 5 to Amended and Restated Reducing Revolving Loan Agreement and Waiver (this "Amendment") is entered into with reference to the Amended and Reducing Revolving Loan Agreement dated as of October 14, 1998 among Pinnacle Entertainment, Inc. (acting under its former name, Hollywood Park, Inc. and referred to herein as "Borrower"), the Banks party thereto, Societe Generale and Bank of Scotland, as Managing Agents, First National Bank of Commerce, as Co-Agent, and Bank of America, N.A. (under its former name, Bank of America National Trust and Savings Association), as Administrative Agent (the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms and in the Loan Agreement.

          Borrower and the Administrative Agent, acting with the consent of the Requisite Banks pursuant to Section 11.2 of the Loan Agreement, agree as
                                    ----
follows:

          1.  Additional and Amended Definitions:  Section 1.1 of the Loan
              ----------------------------------
Agreement is hereby amended to add the following defined terms thereto:

          "Argentina Distributable Income" means, for any fiscal period, that
           ------------------------------
          portion of the net income of Casino Magic Neuquen, S.A., an Argentina corporation, for that period which in accordance with all applicable Laws, contracts and other restrictions binding upon Borrower and its Subsidiaries, may be distributed to Borrower and its Restricted Subsidiaries during that period in cash, after deduction of all withholding and other domestic and foreign taxes and other amounts limiting such distribution, whether or not so distributed.

          "Incremental Commitment Fee" means, during each Pricing Period for
           --------------------------
          which the Funded Debt Ratio, as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period, was in excess of 4.50:1.00, an additional commitment fee equal to 12.5 basis points per annum.

          "Incremental Letter of Credit Fee" means, during each Pricing Period,
           --------------------------------
          an additional letter of credit fee which is equal to any Incremental Margin for that Pricing Period.

          "Incremental Margin" means, during each Pricing Period for which the
           ------------------
          Funded Debt Ratio, as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period, was
          (a) in excess of 4.50:1.00, but equal to or less than 5.00:1.00, an additional component of interest equal to 25.00 basis points per annum, (b) in excess of 5.0:1.00, but equal to or less than 5.50, an additional component of interest equal to 50.00 basis points per annum
          (c) in excess of 5.50:1.00, an additional component of interest equal to 75.00 basis points per annum.

          "Net Available Cash" means, as of each date of determination, the net
           ------------------
          balance of the consolidated Cash and Cash Equivalents of Borrower and its Restricted Subsidiaries as of that date, minus $45,000,000.
                                                       -----

          "Net Funded Debt Ratio" means, as of each date of determination, ratio
           ---------------------
          which results from subtracting Net Available Cash from the numerator of the Funded Debt Ratio as of that date.

          "Restricted Period" means the period from July 1, 2001 through and
           -----------------
          including the later date upon which the Borrower delivers a Compliance Certificate to the Administrative Agent demonstrating that the Funded Debt Ratio for the then most recently ended Fiscal Quarter is less than 4.00:1.00.

and to amend the following defined terms to read in full as follows:

          "Adjusted EBITDA" means, with respect to any fiscal period, EBITDA for
           ---------------
          that fiscal period plus (a) any pre-opening and related promotional
                             ----
          expenses recorded during that fiscal period for a new Gaming Property,

          plus (b)  any transactional expenses incurred in connection with the
          ----
          acquisition of a new Gaming Property plus (c) the amount by which
                                               ----
          EBITDA for such fiscal period would have been increased if the Merger had occurred on the first day of the fiscal period, but excluding
                                                                  ---------
          EBITDA attributable to any Foreign Subsidiary except to the extent
                                                        ------
          actually received in Dollars in the United States of America by Borrower, net of all taxes thereon imposed by the Laws of a jurisdiction other than the United States of America or a State
                       ----------
          thereof , but in any event including Argentina Distributable Income for that fiscal period. EBITDA of a Foreign Subsidiary shall be deemed "received" by Borrower (y) to the extent a dividend is paid to Borrower by the Foreign Subsidiary, when such dividend is received in Dollars in the United States of America by Borrower and (z) to the extent that amounts are advanced as a loan to Borrower by the Foreign Subsidiary, when such advance is received in Dollars in the United States of America by Borrower provided that (A) the aggregate outstanding
                              --------
          amount of such advances shall at no time exceed the aggregate EBITDA of the Foreign Subsidiary attributable to Borrower's proportionate ownership of such Foreign Subsidiary which has not previously been dividended to Borrower and (B) the Indebtedness of Borrower to the Foreign Subsidiary arising from such advances is canceled and offset by a dividend (which dividend shall not be deemed "received" for purposes of clause (y) above) paid by the Foreign Subsidiary to Borrower with respect to each Fiscal Year within three (3) months following the end of that Fiscal Year.

          2.  New Section 3.18 Incremental Pricing.  The Loan Agreement is
              ------------------------------------
hereby amended to add thereto a new Section 3.18, to read in full as follows:

              "3.18 Incremental Pricing.  During the entirety of each Pricing
                    -------------------
          Period which begins two months following the last day of a Fiscal Quarter for which Funded Debt Ratio is in excess of 4.00:1.00, Borrower shall pay additional interest, letter of credit fees and commitment fees in an amount equal to the Incremental Margin, Incremental Letter of Credit Fee and the Incremental Commitment Fee. The Incremental Margin shall be added to the Applicable Alternative Base Rate Margin and the Applicable Eurodollar Rate Margin, as appropriate, in determining the interest rates applicable during that Pricing Period. The Incremental Letter of Credit Fee shall be added to the Applicable Standby Letter of Credit Fees in determining the letter of credit fees applicable during that Pricing Period. The Incremental Commitment Fee shall be added to the Applicable Commitment Fee Rate in determining the commitment fees applicable during that Pricing Period."

          3.  Capital Expenditures - Section 6.14.  Section 6.14 of the Loan
              -----------------------------------
Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding any other provision of this Section, during the Restricted Period, Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, make any Capital Expenditure other than
          (i) Maintenance Capital Expenditures, (ii) Capital Expenditures associated with the capital projects identified on Schedule A hereto (and in amounts which, following July 1, 2001, are not in excess of the amounts set forth on that schedule), and
          (iii) Capital Expenditures in an amount not to exceed $225,000,000 made following July 1, 2001 with respect to the Lake Charles, Louisiana project.

          4.  Amendment to Interest Coverage Ratio - Section 6.11.  Section
              ---------------------------------------------------
6.11 of the Loan Agreement is hereby amended so that the following are the required ratios as of the dates set forth below:


          Fiscal Quarter or Period       Minimum Interest Coverage Ratio
          ------------------------       -------------------------------

          September 30, 2001 through
          March 31, 2002                 1.10:1.00

          June 30, 2002 through
          December 31, 2002              1.25:1.00

          March 31, 2003 and
          June 30, 2003                  1.50:1.00

          Thereafter                     2.00:1.00


          5. Amendment to Funded Debt Ratio - Section 6.13. Section 6.13 of the Loan Agreement is hereby amended to read in full as follows [with the word added to the preamble emphasized for the convenience of the reader]:

          "Permit the Net Funded Debt Ratio, as of the last day of any Fiscal
                      ---
          Quarter ending after the Closing Date, to be greater than the ratio set forth below opposite such Fiscal Quarter or the period during which such Fiscal Quarter ends:


           Fiscal Quarter or Period             Maximum Net Funded Debt Ratio
           ------------------------             -----------------------------

           September 30, 2001 and               5.45:1.00
           December 31, 2001

           March 31, 2002 through June 30,      5.35:1.00
           2003

           Thereafter                           4.50:1.00"


          6.  Waiver of Interest Coverage Ratio as of June 30, 2001. Compliance
              -----------------------------------------------------
with Section 6.11 of the Loan Agreement is hereby waived in respect of the Fiscal Quarter ended June 30, 2001; provided, that the Interest Coverage Ratio in effect for such Fiscal Quarter is not less than 2.00:1.00.

          7.  Waiver of Funded Debt Ratio as of June 30, 2001.  Compliance
              -----------------------------------------------
with Section 6.13 of the Loan Agreement is hereby waived in respect of the Fiscal Quarter ended June 30, 2001; provided, that the Funded Debt Ratio in
                                    --------
effect for such Fiscal Quarter is not greater than 4.00:1.00.

          8.  Waiver of Intercompany Notes. The Loan Documents heretofore
              ----------------------------
required that notes evidencing intercompany indebtedness owed by the Restricted Subsidiaries to the Borrower be pledged to the Administrative Agent as security for the obligations. Pursuant to Amendment No. 1 the Banks authorized the Administrative Agent to return these notes to the Borrower. For the avoidance of doubt, the Administrative Agent and the Banks hereby waive any requirement (formerly expressed in the Loan Documents) that any such notes be pledged to the Administrative Agent and the Banks.

          9.  Representations and Warranties.  Borrower represents and warrants
              ------------------------------
that as of the date hereof and giving effect to this Amendment, no Default or Event of Default exists.

          10. No Other Waivers.  The waivers contained in Section 6 and
              ----------------
Section 7 of this Amendment are expressly limited to the facts and circumstances referred to therein and shall not operate as a waiver of or a consent to non-compliance with any other section of the Loan Agreement or any of the other Loan Documents. The waivers contained in Section 6 and Section 7 are only effective for the specific instances, for the specific purposes and for the specific period for which given.

          11. Activation Fee.  In consideration of the execution of this
              --------------
Amendment by the Administrative Agent and the Required Lenders, Borrower agrees that if as of the first day following the date of this Amendment upon which it requests Loans under the Loan Agreement, the Funded Debt Ratio is effect as of the last day of the then most recently ended Fiscal Quarter for which Borrower has delivered a Compliance Certificate is in excess of 4.00:1.00, then Borrower shall concurrently pay to each of the Lenders through the Administrative Agent an activation fee of 1% (100 basis points) times the Pro Rata Share of the Commitment held by each Lender.

          12.  Conditions Precedent.  The effectiveness of this Amendment is
               --------------------
conditioned upon the receipt by the Administrative Agent of the following, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

               (1) Counterparts of this Amendment executed by all parties hereto;

               (2)  Written consent of the Requisite Banks as required under
                    Section 11.2 of the Loan Agreement in the form of Exhibit A to this Amendment;

               (3) Written consent of the Subsidiary Guarantors in the form of Exhibit B to this Amendment; and

               (4) A fee, for the account of each Bank which has approved this Amendment on or prior to July 23, 2001, in an amount equal to 10 basis points times its Pro Rata Share of the Commitment.

          13.  Confirmation.  In all respects, the terms of the Loan Agreement
               ------------
(as amended hereby) are hereby confirmed.

          IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment as of July 23, 2001 by their duly authorized representatives.

                            PINNACLE ENTERTAINMENT, INC.


                            By:   Bruce C. Hinckley Chief Financial Officer


                            BANK OF AMERICA, N.A.,
                            as Administrative Agent


                            By: Janice Hammond, Vice President

                                   Exhibit A

 To Amendment No. 5 to Amended and Restated Reducing Revolving Loan Agreement and Waiver

                                CONSENT OF BANK

          Reference is hereby made to the Amended and Restated Reducing Revolving Loan Agreement dated as of October 14, 1998 (as heretofore amended, the "Loan Agreement") among Pinnacle Entertainment, Inc. (then known as "Hollywood Park, Inc." and herein, "Borrower"), the Banks party thereto, Societe Generale and Bank of Scotland, as Managing Agents, First National Bank of Commerce, as Co-Agent, and Bank of America, N.A. (then known as "Bank of America National Trust and Savings Association"), as Administrative Agent.

          The undersigned Bank hereby consents to the execution and delivery of Amendment No. 5 to Amended and Restated Reducing Loan Agreement and Waiver by the Administrative Agent on its behalf, substantially in the form of the most recent draft thereof presented to the undersigned Bank.

Date:  July 23, 2001.

                            BANK OF AMERICA, N.A.

                            By: George V. Hausler, Managing Director

                            BANK OF SCOTLAND

                            By: Joseph Fratus, Vice President

                            CIBC Inc.

                            By: Paul Chakmak, Managing Director

                            HIBERNIA BANK

                            By: Ross Wales, Vice President

                            Societe Generale

                            By: Thomas Day, Managing Director

                                   Exhibit B

 To Amendment No. 5 to Amended and Restated Reducing Revolving Loan Agreement and Waiver

                       CONSENT OF SUBSIDIARY GUARANTORS

          Reference is hereby made to the Amended and Restated Reducing Revolving Loan Agreement dated as of October 14, 1998 (as heretofore amended, the "Loan Agreement") among Pinnacle Entertainment, Inc. (then known as "Hollywood Park, Inc." and herein, "Borrower"), the Banks party thereto, Societe Generale and Bank of Scotland, as Managing Agents, First National Bank of Commerce, as Co-Agent, and Bank of America, N.A. (then known as "Bank of America National Trust and Savings Association"), as Administrative Agent.

          Each of the undersigned Subsidiary Guarantors hereby consent to Amendment No. 5 to Amended and Restated Reducing Revolving Loan Agreement and Waiver in the form executed by Borrower and confirms that the Subsidiary Guaranty (General) and the Subsidiary Guaranty (Crystal Park), as applicable, and all Collateral Documents to which it is a party remain in full force and effect.

Date:  July 23, 2001

HP YAKAMA, INC.,                         HP/COMPTON, INC.,
a Delaware corporation                   a California corporation


By: Bruce C. Hinckley Chief Financial    By: Bruce C. Hinckley Chief Financial
Officer                                  Officer

CRYSTAL PARK HOTEL AND CASINO            BOOMTOWN, INC.,
DEVELOPMENT COMPANY LLC,                 a Delaware corporation
a California limited liability company

By:  HP/COMPTON, INC.,                   By: Bruce C. Hinckley Chief Financial
     a California corporation,           Officer
     its manager

     By: Bruce C. Hinckley Chief
         Financial Officer

MISSISSIPPI-I GAMING, L.P.,              BOOMTOWN HOTEL & CASINO, INC.,
a Mississippi limited partnership        a Nevada corporation

By: BAYVIEW YACHT CLUB, INC.,            By: Bruce C. Hinckley Chief Financial
   a Mississippi corporation,              Officer
   its general partner


   By: Bruce C. Hinckley Chief Financial
Officer


LOUISIANA-I GAMING, L.P.,                  BAYVIEW YACHT CLUB, INC.,
a Louisiana partnership in commendam,      a Mississippi corporation


By: LOUISIANA GAMING ENTERPRISES,          By: Bruce C. Hinckley Chief Financial
    INC., a Louisiana corporation,         Officer
    its general
    Partner


     By: Bruce C. Hinckley Chief Financial
Officer


BELTERRA RESORT INDIANA, LLC               LOUISIANA GAMING ENTERPRISES, INC.,
(formerly known as Indiana Ventures LLC), a Louisiana corporation a Nevada limited liability company

By: PINNACLE ENTERTAINMENT, INC.,          By: Bruce C. Hinckley Chief Financial
    (successor to Boomtown Hoosier, Inc.), Officer
    a Delaware corporation,
    as Manager Member


By: Bruce C. Hinckley Chief Financial
Officer


CASINO MAGIC CORP.,                        MARDI GRAS CASINO CORP.,
a Minnesota corporation                    a Mississippi corporation


By: Bruce C. Hinckley Chief Financial      By: Bruce C. Hinckley Chief Financial
Officer                                    Officer

BILOXI CASINO CORP.,                       CASINO MAGIC FINANCE CORP.,
a Mississippi corporation                  a Mississippi corporation


By: Bruce C. Hinckley Chief Financial      By: Bruce C. Hinckley Chief Financial
Officer                                    Officer


BAY ST. LOUIS CASINO CORP.,                CASINO ONE CORPORATION,
a Mississippi corporation                  a Mississippi corporation


By: Bruce C. Hinckley Chief Financial      By: Bruce C. Hinckley Chief Financial
Officer                                    Officer


JEFFERSON CASINO CORPORATION,              CASINO MAGIC OF LOUISIANA CORP.,
a Louisiana corporation                    a Louisiana corporation


By: Bruce C. Hinckley Chief Financial      By: Bruce C. Hinckley Chief Financial
Officer                                    Officer


CASINO MAGIC MANAGEMENT
SERVICES CORP,
a Minnesota corporation.


By: Bruce C. Hinckley Chief Financial
Officer

                                  Schedule A

                     CAPITAL EXPENDITURES SCHEDULE (000=s)



                         June 30,       September 30,      December 31,     March 31,
In Process               2001           2001               2001             2002           Total
---------------------------------------------------------------------------------------------------
Belterra                 $4,124             $2,500                                         $ 6,624

Boomtown                 $4,500             $4,500                                         $ 9,000
New Orleans

Casino                                      $2,500            $5,000         $5,000        $12,500
Magic Biloxi

Boomtown                                                                     $2,000        $ 2,000
Reno

Casino Magic
Bossier City                                $1,000            $4,000                       $ 5,000